                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549


                         _____________________________


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 24, 1994
                                                  -------------------------


                           Merrill Lynch & Co., Inc.
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              (Exact Name of Registrant as Specified in Charter)

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
Delaware                     1-7182                        13-2740599
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(State or Other              (Commission                   (I.R.S. Employer
Jurisdiction of              File Number)                  Identification No.)
Incorporation)

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World Financial Center, North Tower, New York, New York          10281-1332
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code: (212) 449-1000
                                                    --------------------------


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        (Former Name or Former Address, if Changed Since Last Report.)

Item 5.  Other Events
- ---------------------

     Filed herewith are the Preliminary Unaudited Earnings Summaries, as contained in a press release dated January 24, 1994, for Merrill Lynch & Co., Inc. ("ML & Co.") for the three months and year ended December 31, 1993, which will be superseded by ML & Co.'s Annual Report on Form 10-K for the year ended December 31, 1993. The results of operations set forth therein for the three months and year ended December 31, 1993 are unaudited. All adjustments that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented have been included. These adjustments consist of normal recurring accruals and, as previously reported, a non-recurring pre-tax lease charge in the quarter ended March 26, 1993 of $103.0 million ($59.7 million after income taxes). The nature of ML & Co.'s business is such that the results for any interim period are not necessarily indicative of the results for a full year. ML & Co. has adopted, effective as of the first quarter of 1993, Statement of Financial Accounting Standards ("SFAS") No. 112 (Employers' Accounting for Postemployment Benefits); first quarter 1993 financial statements will be restated to reflect the $35.4 million cumulative effect adjustment, which is net of applicable income taxes. Effective as of December 31, 1993, ML & Co. has also adopted SFAS No. 115 (Accounting for Certain Investments in Debt and Equity Securities). As also previously reported, 1992 financial statements have been restated to reflect the adoption in 1992 of SFAS Nos. 106 (Employers' Accounting for Postretirement Benefits Other than Pensions) and 109 (Accounting for Income Taxes).

     On January 24, 1994, subsequent to its preliminary unaudited full-year earnings announcement, ML & Co. became aware of a recent interpretation by the accounting staff of the Securities and Exchange Commission ("SEC") which adds certain requirements for SEC registrants adopting SFAS No. 115. This interpretation will adjust certain asset and liability accounts. A corresponding adjustment to stockholders' equity is required to reflect the impact of treating certain unrealized holding gains and losses of available-for-sale securities as if they had actually been realized. Prior to learning of the SEC accounting staff's interpretation, ML & Co. announced in its full-year earnings release that stockholders' equity increased $164 million, net of income taxes, as of December 31, 1993, as a result of its adoption of SFAS No. 115. ML & Co. anticipates that this interpretation will have the effect of reducing the $164 million increase in stockholders' equity that the company announced would result from the adoption of SFAS No. 115. This interpretation has no effect on ML & Co.'s reported earnings, and will have an insignificant effect on stockholders' equity, which exceeded $5.5 billion at year end 1993.

     During the three months and for the year ended December 31, 1993, ML & Co. repurchased in the open market 9.1 million and 16.3 million shares, respectively; these amounts reflect the two-for-one common stock split, effected in the form of a 100% stock dividend, paid on November 24, 1993.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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      (c) Exhibits.
          --------

          (99)    Additional Exhibits

                  (i)  Preliminary Unaudited Earnings Summaries
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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      MERRILL LYNCH & CO., INC.
                                      ---------------------------
                                              (Registrant)



                                      By: /s/ Joseph T. Willett
                                          -----------------------
                                          Joseph T. Willett
                                          Senior Vice President,
                                          Chief Financial Officer


Date:  January 26, 1994
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                           MERRILL LYNCH & CO., INC.



                         EXHIBITS TO CURRENT REPORT ON
                        FORM 8-K DATED JANUARY 24, 1994



                                     Commission File Number 1-7182
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                                 EXHIBIT INDEX
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
Exhibit No.    Description                                      Page
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(99)           Additional Exhibits

               (i) Preliminary Unaudited Earnings Summaries      6
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